Exhibit 99.3

Dycom Industries, Inc.
Non-GAAP Reconciliations
Q3 2022

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted for the additional week in the fourth quarter of fiscal 2021, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Non-cash amortization of debt discount on 2021 Convertible Notes - The Company’s 0.75% convertible senior notes due September 2021 (the “2021 Convertible Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the 2021 Convertible Notes represents a debt discount. The debt discount is amortized over the term of the 2021 Convertible Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the 2021 Convertible Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results..

•Goodwill impairment charge - During the nine months ended October 24, 2020, the Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Loss (gain) on debt extinguishment - During the nine months ended October 30, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026. During the nine months ended October 24, 2020, the Company recognized a gain on debt extinguishment of $12.0 million in connection with its purchase of $401.7 million aggregate principal amount of the Company’s 2021 Convertible Notes for $371.4 million, including interest and fees. Management believes excluding the loss (gain) on debt extinguishment from the

Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.
•Tax effect from a net operating loss carryback under enacted CARES Act - During the nine months ended October 24, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Additional week as a result of the Company’s 52/53 week fiscal year	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended					GAAP - Organic %	Non-GAAP - Organic %
October 30, 2021	$854.0	$—	$—	$854.0	5.4%	6.6%
October 24, 2020	$810.3	$(8.9)	$—	$801.4

July 31, 2021	$787.6	$—	$—	$787.6	(4.4)%	(4.4)%
July 25, 2020	$823.9	$—	$—	$823.9

May 1, 2021	$727.5	$(3.9)	$—	$723.6	(10.7)%	(11.1)%
April 25, 2020	$814.3	$—	$—	$814.3

January 30, 2021[1]	$750.7	$(5.7)	$(53.2)	$691.8	1.8%	(6.2)%
January 25, 2020	$737.6	$—	$—	$737.6

October 24, 2020	$810.3	$(8.9)	$—	$801.4	(8.4)%	(9.4)%
October 26, 2019	$884.1	$—	$—	$884.1

July 25, 2020	$823.9	$—	$—	$823.9	(6.8)%	(6.8)%
July 27, 2019	$884.2	$—	$—	$884.2

April 25, 2020	$814.3	$—	$—	$814.3	(2.3)%	(1.8)%
April 27, 2019	$833.7	$(4.7)	$—	$829.0

January 25, 2020	$737.6	$—	$—	$737.6	(1.5)%	1.3%
January 26, 2019	$748.6	$(20.4)	$—	$728.2

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Organic Contract Revenues - Certain Customers
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended				GAAP - Organic %	Non-GAAP - Organic %

AT&T
October 30, 2021	$199.5	$—	$199.5	67.8%	68.3%
October 24, 2020	$118.9	$(0.3)	$118.6

Frontier
October 30, 2021	$41.3	$—	$41.3	117.7%	118.6%
October 24, 2020	$19.0	$(0.1)	$18.9

Top 5 Customers[2]
October 30, 2021	$558.1	$—	$558.1	(3.9)%	(3.5)%
October 24, 2020	$580.5	$(2.4)	$578.1

All Other Customers (excluding Top 5 Customers)
October 30, 2021	$295.9	$—	$295.9	28.8%	32.5%
October 24, 2020	$229.7	$(6.5)	$223.3

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in thousands)

	Quarter Ended
	October 30, 2021	October 24, 2020
Net income	$28,717	$33,926
Interest expense, net	9,132	4,710
Provision for income taxes	6,158	12,032
Depreciation and amortization	37,766	42,313
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	81,773	92,981
Gain on sale of fixed assets	(415)	(4,001)
Stock-based compensation expense	1,789	3,796
Non-GAAP Adjusted EBITDA	$83,147	$92,776
Non-GAAP Adjusted EBITDA % of contract revenues	9.7%	11.5%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share
Unaudited
(Dollars and shares in thousands, except per share amounts)

	Quarter Ended October 30, 2021
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$853,973	$—	$853,973
Costs of earned revenues, excluding depreciation and amortization	705,865	—	705,865
General and administrative	66,899	—	66,899
Depreciation and amortization	37,766	—	37,766
Total	810,530	—	810,530
Interest expense, net[3]	(9,132)	337	(8,795)
Other income, net	564	—	564
Income before income taxes	34,875	337	35,212
Provision for income taxes[4]	6,158	92	6,250
Net income	$28,717	$245	$28,962

Diluted earnings per common share	$0.94	$0.01	$0.95

Shares used in computing diluted earnings per common share	30,615	—	30,615

	Quarter Ended October 24, 2020
	GAAP	Reconciling Items	Non-GAAP Adjusted
Contract revenues	$810,256	$—	$810,256
Costs of earned revenues, excluding depreciation and amortization	658,355	—	658,355
General and administrative	62,628	—	62,628
Depreciation and amortization	42,313	—	42,313
Total	763,296	—	763,296
Interest expense, net[3]	(4,710)	643	(4,067)
Other income, net	3,708	—	3,708
Income before income taxes	45,958	643	46,601
Provision for income taxes[4]	12,032	210	12,242
Net income	$33,926	$433	$34,359

Diluted earnings per common share	$1.05	$0.01	$1.06

Shares used in computing diluted earnings per common share	32,425	—	32,425

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 The Company has a 52/53 week fiscal year. All quarter periods presented contain 13 weeks except for the quarter ended January 30, 2021, which contained an additional week of operations.
The Non-GAAP adjustment for the additional week of operations for the quarter ended January 30, 2021 is calculated as (i) contract revenues less (ii) contract revenues from storm restoration services (iii) divided by 14 weeks.
2 Top 5 Customers included AT&T, Comcast, Lumen, Verizon, and Frontier for the quarter ended October 30, 2021, compared to Verizon, Comcast, Lumen, AT&T, and Windstream for the quarter ended October 24, 2020.
3 Non-GAAP Adjusted Interest expense, net excludes the non-cash amortization of the debt discount associated with the 2021 Convertible Notes.
4 Non-GAAP Adjusted Provision for income taxes reflects the tax related impact of all pre-tax adjustments as well as the tax effects of the vesting and exercise of share-based awards. For the quarters ended October 30, 2021 and October 24, 2020 the provision for income taxes includes less than $0.1 million of income tax benefit for the vesting and exercise of share-based awards.